Exhibit 99.01

FOR IMMEDIATE RELEASE	Media Relations:	Catherine Brady
+1-617-945-9316
catherine@jpa.com

	Investors Relations:	PCG Advisory
Adam Holdsworth
+1-646-862-4607
adamh@pcgadvisory.com

GenSpera Expands Phase II Glioblastoma Trial of Mipsagargin

Clinical Trial Reaches Key Milestone

SAN ANTONIO, May 13, 2015 — GenSpera, Inc. (OTCQB: GNSZ) announced today the successful completion of the first stage of its ongoing Phase II study of its lead investigational agent, mipsagargin (G-202), in glioblastoma (brain cancer) and the continuation of enrollment for an expansion phase of the trial. The two-stage, single-arm, open-label study (NCT02067156) is led by David Piccioni, M.D., Ph.D. and Santosh Kesari, M.D., Ph.D. at the UC San Diego Moores Cancer Center in La Jolla, CA, and will evaluate the efficacy, safety and central nervous system (CNS) exposure in patients with recurrent or progressive glioblastoma.

Glioblastomas, the most common form of brain tumors in adults, are particularly resistant to conventional chemotherapy drugs as most cannot cross the blood-brain barrier. This disadvantage of conventional chemotherapy does not apply to mipsagargin because mipsagargin directly attacks the PSMA-expressing cells of the tumor-associated blood vessels that comprise the blood-brain barrier.

“Initial indications that mipsagargin is well-tolerated and has some activity in glioblastoma are encouraging,” said David Piccioni, M.D., Ph.D. at UC San Diego. “We look forward to expanding on this research and potentially bringing about an important new therapy for people with this aggressive disease.”

“Glioblastoma patients have few treatment options and we are committed to using our innovative platform technology to develop treatments that can help them,” said Craig Dionne, Ph.D., chief executive officer at GenSpera. “We designed this study to provide an initial assessment of the safety and efficacy of mipsagargin in targeting glioblastoma tumors and we are pleased by the initial results.”

Mipsagargin is a prodrug in human clinical trials for several different tumor types. Mipsagargin consists of a thapsigargin derivative, 12ADT, coupled to a peptide that helps solubilize the prodrug and prevents its internalization into cells until the peptide is removed. The mechanism of action works by targeting the enzyme prostate-specific membrane antigen (PSMA), which is highly expressed on the surface of almost all cancer tumor vasculature, including those of glioblastoma. PSMA recognizes and removes the peptide, releasing the active ingredient 12ADT into the cell and bringing about cell death. The prodrug delivery system ensures that mipsagargin is activated only within the tumor, providing greater anti-tumor efficacy and minimizing side effects.

About GenSpera

GenSpera, Inc. is a San Antonio-based biotech company that unlocks conventional thinking to conceive, design, and develop cancer therapies. GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that provides for targeted release of drug candidates within tumors. GenSpera's lead drug candidate, mipsagargin, was granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in 2013 for evaluation in patients with hepatocellular carcinoma (liver cancer).

For additional information on GenSpera, visit www.genspera.com and connect on Twitter, LinkedIn, Facebook, YouTube and Google+.

Cautionary Statement Regarding Forward Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

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